Warrant No. _____

TRIBEWORKS, INC.
(A Delaware Corporation)

WARRANT TO PURCHASE
SHARES OF COMMON STOCK

Effective June 15, 2007

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFIES THAT, for value received, WEST COAST OPPORTUNITY FUND, a Delaware limited liability company, or its registered assigns (“Holder”), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in subsection 1.2 below), THREE MILLION TWO HUNDRED FIFTY THOUSAND (3,250,000) shares (“Shares”) of fully paid and non-assessable common stock, par value $0.0004 per share (the “Common Stock”), of TRIBEWORKS, INC., a Delaware corporation (the “Company”), at the per share purchase price (the “Warrant Price”) set forth in subsection 1.1 below, subject to the further provisions of this Warrant.

1.	EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Shares subject hereto may be purchased, are as follows:

1.1 Warrant Price. The Warrant Price shall be $2.60 per Share, subject to adjustment as provided in Section 4 below.

1.2 Method Of Exercise. Holder may at any time beginning on the effective date of this Warrant and for five (5) years from such date of effectiveness, or such later date as the Company may in its sole discretion determine (the “Exercise Period”), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

(a) the surrender of this Warrant, together with a duly executed copy of the form of subscription attached hereto as Exhibit A, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company, by cash, certified or cashier’s check payable to Company’s order or wire transfer to the Company’s account, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised.

1.3 Acceleration of Exercise.

(a) Other than during a Lock-up Period (as defined in Section 9), the Company shall be able to force the exercise of this Warrant if, at anytime after six (6) months from the Effective Date (as such term is defined in that certain Securities Purchase Agreement, dated June 15, 2007, by and between the Company and the Holder): (i) the resale of the Shares has been registered on a shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) and declared effective; (ii) the Common Stock has a closing price of ten dollars ($10.00) (as adjusted for any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event) or higher during twenty (20) out of any thirty (30) trading day period immediately prior to the acceleration date (the “Trading Period”); (iii) the Common Stock has an average daily trading volume of at least 100,000 shares during the Trading Period; (iv) the Common Stock has a median daily trading volume of at least 10,000 shares during the Trading Period; (v) all of the Yield Enhancement Shares (as defined in the Securities Purchase Agreement) have either (y) been sold by the Holder or (z) the resale of such shares has been registered on a shelf registration statement filed with the SEC for the entire time period set forth in Section 1.3(a)(ii); and (vi) the Company provides notice of the Company’s intent to accelerate the exercise of the Warrant, pursuant to this Section 1.3(a), at least three days prior to the date of acceleration of exercise (“Acceleration Exercise Date”).

(b) Upon a forced exercise of the Warrant pursuant to Section 1.3(a), the Holder shall be permitted to pay the total exercise price in one-third increments due (a) on the Acceleration Exercise Date, (b) thirty days after the Acceleration Exercise Date and (c) sixty days after the Acceleration Exercise Date. These shares will be delivered as they are paid off.

(c) The Company shall not be able to accelerate the exercise of the Warrant if the Shares are subject to a “lock-up” as set forth in the Registration Rights Agreement.

1.4 Issuance Of Shares and New Warrant. If the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued to Holder within three business days following the date of exercise. If the purchase rights evidenced by this Warrant are exercised only in part, the Company shall also deliver to Holder at such time a new Warrant evidencing the purchase rights regarding the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continue in force and effect. All new Warrants issued in connection with the provisions of this Section 1.5 shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder. Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.5  Company’s Failure to Timely Deliver Securities. If within three (3) trading days after (x) the Company’s receipt of the facsimile copy of an Exercise Notice and (y) receipt by the Company’s legal counsel of all documentation required to deliver an opinion of counsel related to the delivery of the Securities, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or in another bona fide transaction) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

2.	TRANSFERS

2.1 Transfers. This Warrant and all rights hereunder are transferable in whole or in part by the Holder subject to the provisions of Section 7 below. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant (together with a duly executed and endorsed copy of the form of transfer certificate attached hereto as Exhibit B) to the Secretary of the Company at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new Warrants.

2.2 Registered Holder. Each holder of this Warrant agrees that until such time as any transfer pursuant to subsection 2.1 above is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner.

2.3 Form Of New Warrants. All new Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provisions to this Warrant except for the number of Shares purchasable thereunder.

3.	NO FRACTIONAL SHARES

Notwithstanding any adjustment (as required hereby) to the number of Shares purchasable upon the exercise of this Warrant, the Company shall not be required to issue any fraction of a Share upon exercise of this Warrant. If, by reason of any change made pursuant to Section 4 below, the Holder would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a Share, the Company shall, upon such proper exercise of this Warrant, purchase such fractional interest for an amount in cash equal to the Fair Market Value of such fractional interest, determined as of the date of such exercise of this Warrant. For purposes of this Section 3, the term “Fair Market Value” means (a) if the primary market for the Shares is a National Securities Exchange, the NASDAQ Stock Market, or any other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price of such Shares, as of the time of authorization of the transaction giving rise to the right to receive such Shares; or (b) if the primary market for such Shares is not an exchange or quotation system, the fair value thereof as shall be determined in good faith by the Board of Directors of the Company at the time of authorization of the transaction giving rise to the right to receive such Shares.

4.	ANTIDILUTION PROVISIONS

4.1 Stock Splits And Combinations. If the Common Stock shall at any time be subdivided into a greater number of shares, then the number of Shares purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately increased; and, conversely, if the Common Stock shall at any time be combined into a smaller number of shares, then the number of Shares purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately reduced. Any adjustments under this subsection 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2 Reclassification, Exchange and Substitution. If the Common Stock shall be changed into shares of any other class or classes of stock or other securities of the Company, whether by capital reorganization, reclassification, or otherwise, Holder shall, upon exercise of this Warrant, be entitled to purchase for the same aggregate consideration, in lieu of the Shares that Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock or other securities of the Company equivalent to the number of Shares that would have been subject to purchase by Holder on exercise of this Warrant immediately before that change. Any adjustments under this subsection 4.2 shall become effective at the close of business on the date such change of the Common Stock into shares of any other class or classes of stock or other securities of the Company becomes effective.

4.3 Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a reorganization involving the Common Stock (other than a stock split, combination, reclassification, exchange, or subdivision of shares provided for in subsections 4.1 and 4.2 above) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, in accordance with the terms hereof, in lieu of the Shares that Holder would have become entitled to purchase but for such event, such other securities or property of the Company, or of the successor corporation resulting from such event, to which Holder would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.4 Adjustments of Other Distributions. If the Company shall at any time declare and pay or deliver to the holders of Common Stock a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights, in any case of a kind not referred to above, then, upon exercise of this Warrant, Holder shall be entitled to receive a proportionate share of any such distribution as though Holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

4.5 Certificate as to Adjustments. In the case of each adjustment (including a readjustment) under this Section 4, the Company will promptly, and in any event within thirty (30) days after the event requiring the adjustment, compute such adjustment in accordance with the terms hereof and deliver or cause to be delivered to Holder a certificate describing in reasonable detail the event requiring the adjustment and setting forth such adjustment and the calculations and results of such adjustment.

4.6 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.7 Method of Calculation. All calculations under this Section 4 shall be made to the nearest one hundredth of a share.

5.	RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle Holder to any of the rights of a stockholder of the Company, including (without limitation) the right to receive dividends or other distributions, to vote or consent, or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise,

(a) the Company shall declare any dividend payable in any securities upon outstanding shares of Common Stock or make any other distribution (other than a regular cash dividend) to the holders of shares of Common Stock;

(b) the Company shall offer to the holders of shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c) a dissolution, liquidation or winding-up of the Company (other than in connection with a reorganization, consolidation, merger, or sale of all or substantially all of its assets as an entirety) shall be approved by the Company’s Board of Directors, then, in any one or more of such events the Company shall give notice in writing of such event to Holder, at its address as it shall then appear on the Company’s records, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding-up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

Any failure to give such notice or any defect therein, however, shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding-up.

6.	SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Holder and its successors and permitted assigns.

7.	RESTRICTED SECURITIES

To enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, the Company may require Holder, as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that this Warrant, or in the case of an exercise hereof the Shares, are being acquired for its own account, for investment only, with no view to the distribution of the same in violation of the Securities Act or applicable state securities laws. Any disposition of all or any portion of this Warrant or the Shares shall not be made unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) Holder has (i) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and applicable state securities laws.

Holder acknowledges that this Warrant is, and each of the Shares issuable upon the exercise hereof will be, a restricted security, and that the certificate or certificates evidencing such Shares will bear a legend substantially similar to the following:

“THE OFFER AND SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER.”

8.	LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of this Warrant and upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of Shares.

9.	NON-CIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and use commercially reasonable efforts to protect the rights of the Holder of this Warrant.

10.	NOTICES

All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of receipt (or refusal of receipt) if delivered personally or by courier by the party to whom notice is to be given, or on the earlier of the third business day after the date of mailing or receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to Holder, at its address as shown in the Company’s records; and if to the Company, at its principal office. Either party may change its address for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth above.

11.	GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of Delaware, without regard to conflicts of law.

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Warrant No. _____

DATED AS OF JUNE ___, 2007.

TRIBEWORKS, INC.

By:
PETER B. JACOBSON,
Chief Executive Officer

[Signature Page to Warrant]

EXHIBIT “A”

SUBSCRIPTION

TRIBEWORKS, INC.
2001 - 152nd Ave. NE
Redmond, WA   98052

Gentlemen:

The undersigned, _______________________, hereby elects to purchase, pursuant to the provisions to the foregoing Warrant held by the undersigned, ____________shares of the Common Stock, $0.0004 (the “Common Stock”), of Tribeworks, Inc.

The undersigned herewith encloses the Warrant and:

cash or a certified or cashier’s check (drawn in favor of the Company) in the amount of $__________ in payment of the Warrant Price.

DATED:______________, ___________.

Signature:

Address:

EXHIBIT “B”

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares Common Stock

and does hereby irrevocably constitute and appoint as Attorney ________________________________ to register such transfer on the books of _______________________________________ maintained for the purpose, with full power of substitution in the premises.

Dated: __________________________, _______.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alternation or enlargement or any change whatsoever.